UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2021

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3001 Lancaster, Pennsylvania		17603
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AWI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section

13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 24, 2021, Armstrong World Industries, Inc. (the “Company”) held its Annual Meeting of Shareholders during which shareholders: (i) elected all nine (9) nominees to the Company’s Board of Directors, (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2021, and (iii) approved, on an advisory basis, the Company’s executive compensation program. The voting results are set forth in the tables below.

Election of Directors

	For	Withheld	Broker Non-Vote
Stan A. Askren	41,899,107	3,161,431	852,021
Victor D. Grizzle	44,952,869	107,669	852,021
Tao Huang	44,710,133	350,405	852,021
Barbara L. Loughran	44,784,693	275,845	852,021
Larry S. McWilliams	44,930,033	130,505	852,021
James C. Melville	44,502,039	558,499	852,021
Wayne R. Shurts	44,784,054	276,484	852,021
Roy W. Templin	41,307,519	3,753,019	852,021
Cherryl T. Thomas	44,731,109	329,429	852,021

Ratification of the appointment of KPMG LLP

For	Against	Abstain	Broker Non-Vote
45,220,925	688,289	3,345	--

Advisory Approval of Executive Compensation

For	Against	Abstain	Broker Non-Vote
44,398,689	655,675	6,174	852,021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

Date: June 25, 2021

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